[LOGO]Enova Systems                                     Contract Number 11072001
      Digital Power Management(TM)

CONFIDENTIAL TREATMENT REQESTED

* - Redacted portion has been omitted and filed separately with the SEC

             Panther(TM) Drive System Product and Services Agreement

1 Introduction and Purpose. This Product and Services Agreement ("Agreement") is entered into as of 12 June 2001 (the "Effective Date") by and between Enova Systems, Inc., a California corporation ("Enova") with its principal place of business located at 19850 S. Magellan Drive, Torrance, California 90502, and Eco Power Technology, an Italian Company ("Purchaser") with its principal place of business located at Via Brolo 60/62, 25075 NAVE BS, Italy.

      1.1 Enova manufactures and sells certain proprietary vehicle drive systems, as further described in Appendix 1 (the "Panther Drive Systems").

      1.2 Purchaser manufactures and sells certain vehicles listed in Appendix 2 and wishes to incorporate the Panther Drive Systems as an integral drive system in those vehicles.

      1.3  Purchaser  wishes  to  obtain  Enova's   assistance  in  the  initial
incorporation of the Enova Drive Systems into its vehicles and Enova wishes to provide joint development assistance to Purchaser.

      1.4 Purchaser and Enova wish to address marketing opportunities and provide for the purchase of Panther Drive Systems for incorporation Purchaser's vehicles and sale in the event that the joint development efforts are successful. The Purchaser products listed in Appendix 2 developed and manufactured under this Agreement incorporating Panther Drive Systems are referred to herein as the "Products."

      1.4 Agreement. This Agreement consists of the body of the Agreement, the Appendices, and any purchase order issued and accepted pursuant to the provisions of this Agreement. Section 2 shall only apply if there are Development Efforts (defined below in Section 2) and Sections 3 through 7 shall only apply if there is Commercial Production (defined below in Section 3). The terms, conditions and provisions of this Agreement shall be construed in a manner that gives effect to the entire agreement to the extent practicable. To the extent that any provisions conflict, the Agreement and Appendices control over any inconsistent purchase order terms, Appendix 9 (Additional Terms for Development Efforts) controls over any inconsistent terms relating to Development Efforts and Appendix 10 (Additional Terms for Commercial Production and Additional General Terms) controls over any inconsistent term in the Agreement other than those relating to the Development Efforts.

2 Joint Technical Development and Grant of Rights

      2.1 Intention. Purchaser intends to integrate a Panther Drive System into a prototype vehicle (the "Prototype"), and as part of such efforts will endeavor to combine Panther Drive System with products from manufacturers, suppliers, and developers other than Enova. All efforts by Purchaser to combine the Panther Drive System with other products or otherwise integrate Panther Drive System into the Prototype are referred to herein as "Development Efforts." Without limiting the generality of the foregoing, Development Efforts shall include those development projects undertaken by Enova in direct response to a Development Effort.

      2.2 Development Effort Scope. The parties shall perform the Development Efforts described on Appendix 3. Each party shall pay for expenses and make other payments associated with the Development Efforts as provided in Appendix 3 and Appendix 9. Any legal terms that are applicable only to the Development Efforts are specified in Appendix 9.


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       Enova Panther(TM) Propulsion System Product and Services Agreement


      2.3 Out-of-Scope Efforts. The parties shall endeavor in good faith to establish their respective rights and duties in any Development Effort that is not within the Development Effort scope defined in Appendix 3. These rights and duties may include, but are not limited to, assignment of intellectual property and payment for additional hardware or services delivered. Unless the parties agree otherwise in writing, an out-of-scope Development Effort that results in new technology or improvement to existing technology will be owned as provided in Attachment 9.

      2.4 Prototype Hardware Restrictions. The Prototype shall be considered a prototype product until such time as both parties mutually agree otherwise in writing. Enova and Purchaser agree that neither party shall publicly display at trade shows or otherwise promote, market, or sell any prototype Purchaser Product without the other party's prior written approval.

      2.5 Commercial Production. Promptly following the date (the Acceptance Date") on which Enova and Purchaser mutually agree that successful completion of the development and testing of Purchaser Product has occurred as contemplated by Appendix 3, then Purchaser shall engage in commercial production, sale and support of Products ("Commercial Production").

3 Purchase and Sale of Products. If Commercial Production commences, Enova agrees to sell and Purchaser agrees to purchase Panther Drive Systems pursuant to the terms, conditions and provisions of this Agreement.

      3.1 Purpose. Purchaser may purchase the Panther Drive Systems and related spare and replacement parts for the sole purpose of incorporating them into the Purchaser products listed in Appendix 2 to create Products and as replacement parts for the Products. Purchaser may use the resulting Products or sell or lease them, either directly to purchasers or indirectly through one or more levels of distribution.

      3.2 Nonexclusivity. Enova reserves the right to select and authorize other businesses to sell and service Enova products and parts, to sell products and parts directly to direct accounts of Enova, to sell products and parts to other purchasers or original equipment manufacturers for use as an integral part of assembled equipment, or to any other customers.

      3.3 Trained Sales Staff. Purchaser shall maintain a staff of trained sales personnel in order to ensure maximum market penetration and fulfillment of sales potential of the Products.

      3.4 Promotion of Products. Following the Acceptance Date, Purchaser shall develop a market and promote the sale of the Products actively, and advertise with a program of advertising to create awareness of Enova products and their associated value proposition. Such promotion and advertising may include, but is not limited to, participation in trade shows, presentations at seminars or industry meetings, direct mailings to key customer groups and market segments, direct sales calls, and other appropriate means. Enova reserves the right to review and disapprove all advertising that contains Enova's name or products as to form and substance. Purchaser shall deliver to Enova prior to its use a copy (translated into English if the original is not in English) of any advertisement, promotion, trademark listing, or display with respect to Enova products, and Enova shall have the right to review and approve or disapprove the form and substance of each.

      3.5 Sales Literature. Enova shall provide Purchaser with an adequate supply of Panther Drive System sales literature ("Promotional Materials") at the prevailing price. Enova shall have no obligation to provide any Promotional Materials or other materials or documentation to Purchaser in any language other than English. Enova grants to Purchaser the right to translate or to have translated into other languages any materials or documentation received from Enova and relating to the Enova products (including, but not limited to, the Promotional Materials). Purchaser may use, reproduce, and/or sell such translations, but only to the extent necessary to support and market Products. Enova shall not be responsible or liable for the accuracy of such translations and Purchaser shall indemnify Enova and hold it harmless from all damages, expenses and liabilities resulting from any translation inaccuracies.

      3.6 Press Releases. The relationship established by this Agreement is one that the parties hereto will want to announce, either jointly or independently, in the form of press releases, the contents,


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       Enova Panther(TM) Propulsion System Product and Services Agreement


format, and timing of which will be subject to the prior written approval of Purchaser and Enova. Such approval will not unreasonably be withheld by either party. No such prior written approval shall be required for disclosure reports and filings, which either party is required to make as a matter of law.

      3.7 Professional Standards. Purchaser shall ensure that all of its personnel comply with professional sales standards of conduct typical of a well run business in order to maintain and promote responsible and ethical conduct on the part of such personnel and thereby enhance and support the reputation and goodwill of Enova products.

      3.8 Records. Purchaser shall keep records of the incorporation of all Enova products and parts into Purchaser products.

      3.9 Inspection. Enova shall have the right during normal business hours, at its cost with reasonable prior written notice, to inspect all of Purchaser's facilities, written policies and procedures, and books and records, which relate to the fulfillment of Purchaser's duties hereunder. Purchaser shall cooperate, and cause its personnel to cooperate, with any such inspection.

4 Service and Support.

      4.1 Qualified Service Provider Appointment.  Enova appoints Purchaser as a
Qualified  Service  Provider  ("QSP")  with  the  rights  and   responsibilities
described in this Section 4.

      4.2 Description of QSP Services. Purchaser shall provide services in any location in which a Product is maintained, used, leased, or sold by Purchaser. Services to be provided by Purchaser shall include, but are not limited to:

            4.2.1 providing to end users operating and maintenance instructions and advice with respect to Panther Drive Systems. Upon request, Purchaser shall provide the location and the use of each unit to Enova. Upon commissioning, Purchaser shall explain the provisions of Enova's warranty to the end user, and shall instruct the end user in the proper operation of the Panther Drive System incorporated into the Product.

            4.2.2 providing services at such times following installation of Panther Drive Systems as may be necessary to ensure proper and efficient operation thereof, including but not limited to commissioning the Panther Drive System, making installation inspections and necessary adjustments, and performing all other services reasonably necessary at the time of delivery thereof.

            4.2.3 providing warranty services with respect to Panther Drive Systems consistent with Enova's Warranty Policy and Procedures.

            4.2.4  providing   adequate  service  facilities  and  vehicles  and
providing an adequate staff of trained service personnel in order to provide service for those Enova products in a professional and timely manner.

      4.3 Service Certification. Purchaser shall cause a sufficient number of its qualified employees to obtain and maintain QSP certification to provide the services described above. Purchaser shall send such employees, at reasonable intervals, to Enova's QSP certification seminars in Torrance, California. Thereafter, Purchaser shall send all such employees to periodic refresher and new Enova certification seminars so that such employees may maintain their Enova QSP Certifications. Enova shall bear the cost of preparing such courses and Purchaser shall bear all travel, lodging, and related costs for sending such employees to attend such seminars, including a fee to Enova for each course attended. At Purchaser's request, Enova shall, subject to availability and at such time upon which the Parties mutually agree, send Enova personnel to present training seminars for Purchaser's employees at a location to be specified by Purchaser, provided that Purchaser shall pay all documented travel, lodging, and related costs, plus a fee to Enova for each course taught.

      4.4 Service Parts. Purchaser shall purchase and maintain a sufficient inventory of service parts as prescribed by Enova according to Enova's uniform parts inventory stocking guidelines in effect


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       Enova Panther(TM) Propulsion System Product and Services Agreement


from time to time and based on the field population of Products to be serviced by Purchaser, so as to be able to fulfill its service responsibilities in a timely and professional manner. Purchaser may sell or deliver Enova parts only to end users who purchased Products from Purchaser or to another Enova QSP. Under no circumstances shall Purchaser sell, lease, distribute, deliver, or transfer Enova parts unless done in connection with a specific Panther Drive System warranty repair or replacement.

            4.4.1 Parts. In providing services on Enova products, Purchaser shall use only authorized Enova parts, unless Enova agrees otherwise in writing.

            4.4.2 Service Part Discount. The discount from list price for all service parts will be <REDACTED>*

            4.4.3 Service Facilities, Prices. All services billable to end users or submitted as a warranty claim to Enova shall be provided at the same rates. Service parts prices charged by Purchaser shall not exceed the Enova list price, plus applicable freight or taxes in the location of service.

      4.5 Purchaser's Basic Warranty Service Obligation. Purchaser's primary warranty service duty as a QSP is to identify and replace malfunctioning parts under warranty promptly and efficiently in accordance with Enova's technical service policies and parts stocking guide in effect from time to time. Purchaser shall make reasonable efforts to determine whether the end user has a valid warranty claim. Purchaser shall not recondition or retrofit any product or part and shall keep in a central location for Enova's inspection all defective Enova products and parts. At Enova's direction and expense, Purchaser shall return promptly to Enova all such defective products and parts. Purchaser shall not instruct an end user to return any Enova product or part directly to Enova.

      4.6 Compensation for Warranty Repairs. Enova shall compensate Purchaser for services associated with warranty repairs upon receipt and approval of a valid warranty claim form pursuant to Enova's Warranty Procedure. As part of the warranty claim procedure, Purchaser comply with Enova's warranty acceptance criteria, as set forth in Appendix 4 and submit to Enova the information required by Enova to demonstrate compliance with the warranty acceptance criteria. <REDACTED>* Enova shall pay Purchaser for its labor on the Enova flat rate schedule attached as Appendix 5 for removal and replacement of serviceable components. Enova shall reimburse Purchaser for the price of service parts owned and used by Purchaser to provide warranty service at the rate of <REDACTED>*. Enova reserves the right to verify any claims that a Panther Drive System requires warranty service under the product warranty. If Enova determines that any Panther Drive System is free from defects or otherwise conforms to Enova's obligations and warranties under this Agreement, <REDACTED>* shall pay all reasonable costs of such determination, including any labor, travel, transportation and shipping expenses. In the event that Enova determines that the service or repair is not covered under the terms of the warranty, Enova shall not be required to reimburse Purchaser for labor, parts, or other costs incurred in such service or repair.

      4.7 System Upgrades. Enova may change the design of the Panther Drive System from time to time and, at its sole discretion, provide upgraded parts, including without limitation hardware, firmware and software, for the Panther Drive Systems (collectively, "Upgrades") shipped to Purchaser but which have not yet been incorporated in Products and shipped to an end user. In the event Enova decides to provide such an Upgrade, Enova will notify Purchaser of the Upgrade, and Enova and Purchaser will mutually agree upon a time for the Upgrade to be installed and the party or parties who will do the installation.


      4.8 Availability of Parts. During the term of this Agreement and for a period of (5) years thereafter, Enova shall maintain the capability to manufacture or otherwise provide to Purchaser spare parts for the Panther Drive Systems that it purchases hereunder, except to the extent that Enova is unable to do so due to unavailability of parts from its supplier; provided that in response to a request by Purchaser to supply such spare parts during this period, Enova may, at its option, instead provide to Purchaser all necessary information to enable Purchaser to acquire each spare part from component suppliers. At any time that Enova is still manufacturing or otherwise providing spare parts to Purchaser under this Agreement, Enova may, at its option, make substitutions in the spare parts it provides so long as the substitute part has equivalent or better form, fit and function.



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       Enova Panther(TM) Propulsion System Product and Services Agreement


      4.9 Support Documentation. Enova will make available for purchase by Purchaser comprehensive training, repair, and service manuals for use in maintaining and servicing the Panther Drive Systems.

      4.10 Manufacturer Support.

            4.10.1 Scope of Support. Enova will use reasonable commercial efforts to make its technical personnel available as reasonably necessary to provide after-sale assistance to Purchaser technical and service personnel to resolve technical support issues. Such support shall consist principally of making appropriate Enova technical personnel available to <REDACTED>*. Enova will endeavor to respond to Purchaser inquiries within <REDACTED>* after receipt and will endeavor to assist Purchaser in resolving technical support issues as soon as practicable through the exercise of diligent efforts. Enova will provide such support to Purchaser personnel only and shall have no obligation to provide any support whatsoever directly to any Purchaser customer.

            4.10.2 Fees and Expenses. Enova will provide <REDACTED>*. Hours in excess of that amount shall be billed at Enova's standard consulting rate as in effect at the time services are rendered. Except for on-site visits, if any, that Enova personnel make in connection with the performance of warranty services, Purchaser shall reimburse Enova for expenses that its personnel incur in performing on-site support and shall, in addition, pay Enova's standard consulting rate for such personnel as in effect at the time services are rendered.

5 Order, Delivery and Payment.

      5.1 Prices. The prices of all Enova goods and services to be delivered hereunder for Development Efforts shall be as set forth on Appendix 3. The prices of all Enova goods and services to be delivered hereunder for Commercial Production purposes shall be as set forth on Appendix 7. In addition, and except to the extent that Purchaser may provide proper exemption certificates, Purchaser shall reimburse Enova in the amount of any federal, state or local excise, sales, use and other taxes, duties, tariffs or other governmental fees withheld and/or payable with respect to the manufacture, transportation, use, or sale of each Panther Drive System or component that Purchaser purchases, whether such taxes are imposed on Purchaser or required to be collected by Enova, or imposed on Enova products, Enova, or Purchaser in connection with the sale of Enova products, and whether such taxes are on receipts and gross income or are occupation or excise taxes; provided, however, that Purchaser shall not be responsible for taxes upon the income that Enova receives for its sale of Enova products, parts and services to Purchaser hereunder. Whenever possible, such tax or taxes shall be added to the invoice for the applicable Enova products as a separate charge or invoiced separately.

      5.2 Rolling Forecast. With respect to Panther Drive Systems and related spare parts, Purchaser shall deliver to Enova, <REDACTED>*. Forecasts shall reflect Purchaser's good faith expectations of end user demand, and Purchaser shall act in a commercially reasonable manner to avoid creating production capacity problems for Enova.

      5.3 Calculation of Annual Volume Pricing. <REDACTED>* following the Effective Date during the term of this Agreement, Enova shall sell products to Purchaser at <REDACTED>* as set forth in Appendix 7. <REDACTED>* of the Effective Date, the parties will confer and mutually agree upon production volumes for the following year. At the end of <REDACTED>* in which Purchaser does not release for shipment the forecasted amounts, Enova will invoice Purchaser <REDACTED>*

      5.4 Purchase Orders and Shipment Terms. Purchaser shall order and release Enova products and services for delivery by delivering to Enova a purchase order ("Purchase Order"). This Agreement will apply to every Purchase Order for Enova products issued to Enova by Purchaser unless the parties expressly agree in writing that this Agreement does not apply. Subject to the following sentence, each Purchase Order accepted by Enova, together with this Agreement, shall constitute the entire agreement between Purchaser and Enova with respect to the purchase, sale and delivery of the Enova products described in such Purchase Order. Any terms or conditions stated in any Purchase Order, acknowledgment or invoice (except for details of price, quantity, delivery schedule and other details of delivery which are not inconsistent with the terms of this Agreement) shall be of no force and


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       Enova Panther(TM) Propulsion System Product and Services Agreement


effect, and no course of dealing, usage of trade, or course of performance shall be relevant to explain or modify any term expressed in the Agreement.

      5.5 Procedures. From time to time during the term of this Agreement, Purchaser may order quantities of Enova products from Enova by submitting to Enova, at least the number of days in advance of the requested delivery dates specified in Appendix 7 hereto as the required "Lead Time," a written Purchase Order stating the items and quantities of Enova products which Purchaser wishes to purchase from Enova and the requested delivery dates for such items. As permitted below, Purchaser may also request adjustments to the delivery dates in a previously accepted Purchase Order by submitting a new Purchase Order (a "Modified Purchase Order") specifying the requested changes. Enova shall accept any Purchase Order issued by Purchaser within the scope of the most recent forecast submitted to Enova pursuant to Section 5.2 above and in conformance with the terms of this Agreement, including the provision of adequate Lead Times. Lead Times are estimates and are subject to change, except with respect to any Purchase Order previously accepted by Enova. Unless canceled or deferred as permitted below (via a Modified Purchase Order), Purchaser shall be obligated to purchase the quantities of Enova products on the schedule specified in any Purchase Order accepted by Enova. Enova shall acknowledge in writing each Purchase Order within <REDACTED>* of receipt, and such Purchase Order shall be deemed accepted by Enova unless, within ten (10) days of receipt of such Purchase Order, Enova submits to Purchaser, in writing, an objection to the Purchase Order based upon the failure of Purchaser to comply with this Agreement in submitting the Purchase Order (including, without limitation, the obligation to submit monthly rolling forecasts in accordance with Section 5.2 above). If Enova so objects to any Purchase Order, such Purchase Order shall not be binding on either party until a compliant Purchase Order is submitted by Purchaser to Enova. A Purchase Order becomes a part of this Agreement in accordance with this
Section 5 only after it is accepted in writing by Enova or is deemed accepted in accordance with the above provisions.

      5.6 Reschedule/Cancellation. Purchaser and Enova acknowledge that substantial lead-times are involved in the manufacture and delivery of the Enova products and that Enova would likely suffer significant loss in the event that Purchaser seeks to cancel an order for Enova products within such lead-times. In recognition of these factors, any initial Purchase Order accepted by Enova shall be subject to the terms regarding cancellation or deferral of delivery of Enova products by Purchaser set forth in Appendix 7.

      5.7 Delivery. All deliveries of Enova products shall be made <REDACTED>*, California facility or such other facility as Enova may designate ("FOB Point"). In the absence of written shipping instructions from Purchaser, Enova will select the carrier and use best ground transportation and ensure that the Enova products are adequately insured. In the event Enova pays any shipping, freight, or insurance charges on behalf of Purchaser, Purchaser shall promptly reimburse Enova for all such shipping, freight or insurance charges incurred on behalf of Purchaser. If shipment of any Enova products is delayed at Purchaser's request, Purchaser shall bear <REDACTED>* of holding such Product, and Enova may invoice Purchaser for such Enova products on the date when Enova is prepared to make shipment.

      5.8 Title And Risk Of Loss. <REDACTED>*

      5.9 Inspection; Acceptance. Purchaser shall inspect and may reject all Enova products that are defective <REDACTED>* after the date of Purchaser's receipt thereof. If Purchaser fails to effectively reject any Enova products in a written document delivered to Enova within <REDACTED>* (other than those described in the following sentence must thereafter be remedied through the product warranty in Appendix 6). This provision shall in no way impair Purchaser's rights with respect to latent or other defects which would not have been readily ascertainable upon inspection of the Enova products within
<REDACTED>*.

      5.10 Payment Terms. Enova will invoice Purchaser for Enova products purchased upon delivery of such products to the FOB Point, and Purchaser shall pay all such invoices by check or wire transfer within <REDACTED>* after the invoice date. Enova reserves the right to require reasonable assurances of payment by Purchaser (for example, the issuance of a letter of credit from a reputable bank provided by Purchaser to Enova not later <REDACTED>* prior to the scheduled delivery date).


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       Enova Panther(TM) Propulsion System Product and Services Agreement


Enova may, from time to time, evaluate Purchaser's credit standing and, on that basis, establish a credit limit to accommodate Purchaser's issuance of Purchase Orders as herein provided. Purchaser shall provide any reasonable assistance requested by Enova to make such evaluation.

      5.11 Late Payments. Regardless of what payment terms apply to any Purchase Order, Purchaser shall pay to Enova <REDACTED>* or part thereof or the maximum amount permitted by law, whichever is less. Purchaser hereby agrees to make all payments when due for the purchase of any and all Products accepted by Purchaser regardless of any offset or claim which Purchaser might otherwise be entitled to assert. Such agreement shall be without prejudice to Purchaser's right to pursue any claim or remedy except as an offset against any payment owed by Purchaser under this Agreement.

      5.12 Changes. Enova expects to be able to provide Purchaser with advance notice regarding changes in the design of any Enova products. Enova shall have the right, however, to change the design of Enova products at the same time that Enova provides notice to Purchaser and shall have the right at any time to make changes in materials and to improve Enova products, provided that the resulting modified product meets or exceeds any applicable specifications under this Agreement for such product and the modifications do not materially affect the form, fit, or function of such products.

6 Warranties to End Users.

      6.1 Enova's End User Product Warranty. Purchaser shall include Enova's End User Product Warranty in each agreement for sale or lease of the products and parts entered into by Purchaser with end users and Purchaser shall furnish a copy of such End User Product Warranty to the end user upon delivery of each product. Enova's End User Product Warranty in effect on the Effective Date is attached as Appendix 6. Enova reserves the right to modify, change or revise the product warranty at any time upon notice to Purchaser, with such modifications, changes or revisions applicable for any products or parts that are ordered after the revision date. If any such modification substantially changes any of the discussions or agreements Purchaser may have had with its then current or prospective customers, Enova and Purchaser will discuss and determine how to resolve such modifications.

      6.2 Any Additional Purchaser Warranties. Enova shall have no obligation with respect to, and Purchaser shall be solely responsible for and shall indemnify and hold harmless Enova with respect to, any warranties beyond Enova's End User License and Warranty that Purchaser may provide with respect to any product or part.

7 Trademarks and Branding.

      7.1 License to Use Enova Trademarks. Purchaser acknowledges that Enova is the owner of all right, title, and interest in and to Enova trademarks. Enova hereby grants to Purchaser a license, for so long as this Agreement remains in effect, to use Enova trademarks, provided that Purchaser uses the Enova trademarks solely in marketing, distributing, and selling Panther Drive Systems as integrated in Products under the terms and conditions of this Agreement and in accordance with the specifications as to style, color, and typeface for the Enova trademarks. Upon termination of this Agreement, Purchaser shall take all action necessary to transfer and assign to Enova or Enova's nominee any right, title, or interest in or to any Enova trademarks that Purchaser may have acquired in any manner as a result of the marketing, distribution, sale, or resale of any Enova product, and Purchaser shall cease using any Enova trademarks.

      7.2 Branding. Purchaser shall prominently display on the Products, as well as on all promotional and other collateral materials relating to, and all packaging for Products, such trademarks, trade names, service marks, designations that Enova may adopt to identify it or any Enova products, or any patent, patent application, or other proprietary markings in the size and manner that Enova designates from time to time. Under no circumstances shall Purchaser remove any such proprietary notice or marking affixed to any Enova product, parts, or related materials.


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       Enova Panther(TM) Propulsion System Product and Services Agreement


8 Term and Termination


      8.1 Term: This Agreement shall commence on the Effective Date and continue in full force and effect for a period of 5 years. Thereafter, this Agreement automatically shall renew for subsequent terms of one year each, unless either party provides the other party with notice of its intention not to renew this Agreement no fewer than 90 calendar days prior to the end of the then-current term.


      8.2 Termination by Either Party: Each party may terminate this Agreement immediately by delivering to the other party written notice of such termination in the event of any of the following:

            8.2.1 failure of the Prototype or the Panther Drive System provided as part of the Development Efforts to pass acceptance test criteria as outlined in Appendix 3;

            8.2.2 a material breach of this Agreement by the other party that continues uncured for thirty (30) calendar days following written notice thereof from the non-breaching party;

            8.2.3  a  material  breach  of   confidentiality   or  nondisclosure
agreements by the other party, including, without limitation, Section 9 below;

            8.2.4 the other party's failure to pay when due any indebtedness owed by Purchaser to Enova for Enova products or parts;

            8.2.5 the execution by the other party of an assignment for the benefit of creditors, or the commencement by or against the other party of voluntary or involuntary proceedings (which are not dismissed within 60 calendar days) under any bankruptcy, reorganization, or similar laws of any jurisdiction, or if any order shall be made or any resolution passed for the winding up, liquidation or dissolution of the other party, if a receiver be appointed for it for all or substantially all of its assets, or if a substantial portion of its goods or properties shall be taken in execution; or

            8.2.6 the other party ceases to do business or otherwise terminates its business operations relevant to this Agreement.

      8.3 Termination by Enova. In addition to the grounds for termination set forth in Section 8.2, Enova may terminate this Agreement upon

            8.3.1 Any attempted or actual transfer or assignment of this Agreement or any right or obligation hereunder by Purchaser, whether by operation of law, change of control or otherwise, without the prior written approval of Enova; or if

            8.3.2 Purchaser merges into any entity, or the Sale of a Controlling Stock Interest in Purchaser occurs, in each case other than in a transaction in which the person or persons controlling the surviving, continuing or acquiring person after the transaction is or are substantially identical to the person or persons controlling Purchaser before the transaction; provided that, "Sale of a Controlling Stock Interest" of Purchaser means the acquisition by any "person" or "group," as such terms are defined under the Securities Exchange Act of 1934, of 50% or more of the voting securities of Purchaser.

      8.4 Termination of Purchase Orders. Either party may terminate a Purchase Order under this Agreement under the same circumstances as would give rise to a right to terminate this Agreement.

      8.5 Payment. Any termination of this Agreement shall not release Purchaser or Enova from paying any amount that it may then owe to the other party. In the event of termination of this Agreement, all of Purchaser's debt to Enova and all of Enova's obligations to Purchaser pursuant to this Agreement shall become immediately due and payable on the date of termination. Termination does not relieve Purchaser of the obligation to pay for Enova products or parts ordered but not shipped prior to termination.

      8.6 Survival of Obligations. In addition to any provisions that survive the termination of this Agreement by their express terms and any provisions that would be necessary or useful to the parties in


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       Enova Panther(TM) Propulsion System Product and Services Agreement


enforcing their respective rights under the Agreement, the following provisions shall survive the termination of this Agreement: 3.8, 3.9, 4.8 (for a period of five years), 5.10, 5.11, 6, 8.5, 8.6, 9, 10-15, and Sections 4.0 and 5.0 in
Appendix 3.

9 Confidential Information and Intellectual Property.

      9.1 Confidential Information. Confidential information shall be governed by the standard Enova Nondisclosure Agreement, pursuant to Appendix 8, the terms and provisions of which are incorporated herein by this reference and binding upon the parties hereto.

      9.2 Intellectual Property. The sale of Enova products to Purchaser does not convey to Purchaser any intellectual property rights in such Enova products, including but not limited to any rights under any patent, trademark, copyright, or trade secret. Except as expressly provided in Section 9.3 of this Agreement, Purchaser may not use or sell any Enova product, alone or in combination with other products, without a separate license from Enova under all applicable patents, copyrights and trademarks. Purchaser's use and sale of any Enova products shall be solely in accordance with the terms and conditions of this Agreement. Neither the sale of any Enova Product nor any provision of this Agreement shall be construed to grant to Purchaser, either expressly, by implication or by way of estoppel, any license under any patents or other intellectual property rights of Enova covering or relating to any other product or invention or any combination of Enova products with any other product. Purchaser shall use the Enova products furnished by Enova solely in accordance with the terms of this Agreement, and Purchaser shall not, directly or indirectly, disassemble, decompile, reverse engineer, or analyze the physical construction of any of the Enova products for any purpose.


      9.3 License Grant. Enova hereby grants to Purchaser a nonexclusive, nontransferable worldwide royalty-free license under Enova's intellectual property rights to use the Panther Drive Systems and any hardware, firmware, and software embodied therein, in combination with Purchaser products and/or the technology of a third person for the specific purpose of providing primary propulsion power in Products as listed in Appendix 2.


10 Legal Compliance.

      10.1 Compliance with Applicable Law. Purchaser shall ensure that all Enova products and parts, and Purchaser's services with respect to them, including without limitation the sale, leasing, rental, installation, commissioning and warranty service, comply with all applicable laws, rules, regulations and standards within the sales territory. Purchaser shall obtain and maintain, at its sole expense, any and all certifications, licenses, other authorizations, ratings and approvals required or advisable under the laws of the sales territory and elsewhere in connection with Purchaser's integration, distribution, sales, and provision of services for Enova products and parts. Without limiting the generality of the foregoing, Purchaser shall (a) supply and fit all signs and safety notices to the Enova units and provide all manuals and instructions so that they comply with all applicable laws and regulations, and
(b) obtain all necessary governmental approvals and licenses. Enova shall assist Purchaser where possible in obtaining such approvals and compliance.

      10.2 Improper Payments. Purchaser and Enova represent and warrant that they have not made, or promised to make, any payment to any public official in violation of the United States Foreign Corrupt Practices Act or other applicable laws. Purchaser and Enova represent and warrant that they are aware of the applicable United States regulations governing bribery, agency, and government purchases and any other relevant regulations and that they shall comply with such rules and regulations. Each party hereto agrees to hold the other harmless from and against the consequences of a violation by it of this provision.

      10.3 Export Regulations. Purchaser represents and warrants that it has and will comply in all material respects with all provisions of United States export regulations and laws. Purchaser acknowledges that it has read and is familiar with these regulations and laws and shall, for a period of at least two (2) years after the expiration or earlier termination of this Agreement, fully comply with all provisions of these regulations and shall permit Enova's representatives and/or representatives of the United States government to inspect all such records as may be required. Purchaser represents and warrants that it shall provide Enova, upon Enova's request, with copies of bills of lading and other


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       Enova Panther(TM) Propulsion System Product and Services Agreement


shipping documentation in order to demonstrate Purchaser's compliance with the foregoing. Purchaser represents and warrants that it shall obtain written assurance from end users of the Panther Drive Systems that they are not intended to be used for any purposes prohibited by United States export laws and regulations and shall provide Enova with such information and documentation as Enova reasonably requests in order to verify that Purchaser's export of the Panther Drive Systems complies with applicable United States export regulations and laws.


11 DISCLAIMER. EXCEPT FOR THE LIMITED WARRANTY GIVEN ONLY TO END USERS PURSUANT TO ENOVA'S END USER LICENSE AND WARRANTY, ENOVA GIVES NO WARRANTIES REGARDING ENOVA AND THIRD-PARTY PRODUCTS, PARTS, AND SERVICES THAT ENOVA PROVIDES HEREUNDER AND, TO THE EXTENT PERMITTED BY LAW, DISCLAIMS ALL EXPRESS, IMPLIED AND STATUTORY WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. SPECIFICALLY, BUT WITHOUT LIMITING THE APPLICATION OF THE FOREGOING DISCLAIMER, THE PARTIES RECOGNIZE AND AGREE THAT THE ENOVA PRODUCTS AND PARTS MAY ENCOUNTER OPERATIONAL DIFFICULTIES. ENOVA DOES NOT WARRANT (I) THAT THE ENOVA PRODUCTS AND PARTS WILL MEET PURCHASER'S OR THE END USER'S REQUIREMENTS, (II) THAT THE ENOVA PRODUCTS AND PARTS WILL OPERATE IN THE COMBINATIONS WHICH THE END USER MAY SELECT FOR USE, (III) THAT THE OPERATION OF THE ENOVA PRODUCTS AND PARTS WILL BE UNINTERRUPTED OR ERROR-FREE, OR (IV) THAT MALFUNCTIONS IN THE ENOVA PRODUCTS AND PARTS CAN BE CORRECTED. EXCEPT FOR ACTIONS FOR NONPAYMENT OR BREACH OF CONFIDENTIALITY OR IP RIGHTS, ANY ACTION FOR AN ALLEGED BREACH OF ANY CONTRACT OF SALE OR OF WARRANTY MUST BE COMMENCED WITHIN ONE (1) AFTER THE DATE ON WHICH THE CAUSE OF ACTION ACCRUES.

12 Intellectual Property Infringement Protection. Enova shall have the liability expressed in this paragraph with respect to a claim that an Enova product or part infringes any intellectual property right of any third party, provided that: (a) Purchaser or its end user, as applicable, notifies Enova in writing within ten days of the receipt of any such claim; (b) Enova has sole control of the defense of such claim and all related settlement negotiations; (c) Purchaser and its end user make no asmission of any such alleged infringement; and (d) Purchaser and its end user, as applicable, provide Enova with assistance, information and authority necessary to perform Enova's duties under this paragraph. In no event shall Enova be liable for any claim of infringement based on the use of any Enova product altered in whole or in part by Purchaser and/or its end user or used in connection with absolutely any equipment, process, software or technology other than that necessary for use of the Enova product in the Product pursuant to specifications expressly approved by Enova. If an Enova product or part is held, or believed by Enova, to infringe, Enova shall have the sole option in its sole discretion and at its sole expense to (a modify the Enova product or part to cause the same to be noninfringing; (b) obtain for the authorized end user a license to continue using the Enova product or part; or
(c) refund the fees paid for the Enova product or part upon return of such product or part to Enova at its expense. Enova shall have the right to refuse to supply additional Enova products or parts subject to a claim or threatened claim of infringement. THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABLITY OF ENOVA FOR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS UNDER THIS AGREEMENT, AND IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY IN REGARD TO THOSE ITEMS, INCLUDING WITHOUT LIMITATION THE WARRANTY AGAINST INFRINGEMENT SPECIFIED IN THE UNIFORM COMMERCIAL CODE.

13 Limitation of Liability In General. Independent of, severable from, and to be enforced independently of any other enforceable or unenforceable provision of this Agreement, ENOVA SHALL NOT BE LIABLE FOR INCEDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND - INCLUDING LOST GOODWILL, LOST PROFITS, LOST BUSINESS, OR OTHER INDIRECT ECONOMIC DAMAGES, AND FURTHER INCLUDING INJURY TO PROPERTY, WHETHER SUCH CLAIM IS BASED ON THEORIES OF CONTRACT, NEGLIGENCE, TORT (INCLUDING STRICT LIABILITY) OR OTHERWISE - AS A RESULT OF BREACH OF ANY WARRANTY OR OTHER TERM OF THIS AGREEMENT, REGARDLESS OF WHETHER ENOVA WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY OF SUCH DAMAGES. Purchaser shall indemnify, defend, and hold harmless Enova and its directors, shareholders, officers, agents, employees, successors, and assigns from and against any and all claims arising from, in connection with, or related in any way, directly or indirectly, to Purchaser's or end user's improper use or operation of the Panther Drive Systems or any other products provided hereunder, including without limitation, all damages resulting from any products liability claim.


14 Dispute Resolution: All disputes, controversies, claims for temporary or permanent redress or relief arising out of or with reference to this Agreement and relating to the ownership, licensing, use, sublicensing, violation, infringement or performance hereunder with respect to intellectual property rights shall be brought by either party <REDACTED>* or other court of competent jurisdiction. All other disputes, controversies, claims for temporary or permanent redress or relief arising out of or with reference to this Agreement shall be settled by arbitration by a panel of three arbitrators under the commercial arbitration rules of the American Arbitration Association, Endispute or the Judicial Arbitration and Mediation Service. The location of the arbitration shall be <REDACTED>*. Such arbitration shall be conducted by three arbitrators, one chosen by Enova, one chosen by Purchaser and a third, neutral arbitrator, selected by the first two. The award of the arbitrators shall be final and binding and the parties


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       Enova Panther(TM) Propulsion System Product and Services Agreement


consent to the exclusive jurisdiction of any <REDACTED>* for purposes of enforcing any decision of the arbitration panel. By this Agreement, the parties do not intend to deprive any court of its jurisdiction to issue a prearbitral injunction, prearbitral attachment or other order in aid of arbitration proceedings and enforcement of the award, including without limitation, injunctive relief for the protection of intellectual property rights.

15 Miscellaneous:

      15.1 Governing Law. This Agreement will be governed in all respects by the laws of the State of <REDACTED>* as such laws are applied to contracts between
<REDACTED>* residents entered into and to be performed entirely within the State of <REDACTED>*. The parties agree to exclude entirely the application of the United Nations Convention on Contracts for the International Sale of Goods from this Agreement and from any agreement or transaction that may be executed or carried out pursuant to this Agreement.

      15.2 Entire and Sole Agreement. This document, together with the attached exhibits specifically referenced in this document, constitutes the complete and exclusive statement of the mutual understanding of the parties with respect to its subject matter. This Agreement supersedes any and all prior or contemporaneous understandings, representations, or other communication between the parties of any sort, whether written or oral, with respect to its subject matter. The terms of this Agreement shall supersede any inconsistent terms and conditions of any Purchase Order, regardless of form, issued by Purchaser to Enova. In any proceeding brought to enforce or interpret the terms of this Agreement, the nonprevailing party shall pay to the prevailing party the prevailing party's attorneys' fees and costs incurred.

      15.3 Assignment. Neither party shall assign this Agreement or any right or interest under this Agreement or delegate any obligation to be performed under this Agreement without the other party's prior written consent, which consent shall not be unreasonably withheld, and any attempt to do so shall be void.

      15.4 Force Majeure. Each party's performance under this Agreement (i) shall be suspended (other than the obligation to pay monies already due to either party or becoming due as a result of filling orders placed and accepted) for so long as such performance is hindered or prevented by events or occurrences beyond its reasonable control ("Force Majeure"), such as, but not limited to, riots, labor disputes of a general nature, national or civil wars (declared or undeclared), insurrections, rebellions, terrorist acts, embargoes, civil disturbances, dispositions or orders of governmental authority (whether such authority be actual or assumed), acts of civil or military authority, fires, strikes, delays in transportation, inability to obtain necessary labor, manufacturing facilities or materials from usual sources and acts of God and
(ii) any delays resulting from any such cause shall extend the time for performance correspondingly. If a failure to perform results from a governmental law, rule, regulation, disposition or order and the affected party is unable to perform, after making reasonable efforts to comply with such law, rule, regulation, disposition or order, the matter shall be deemed a Force Majeure. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR GENERAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES DUE TO ANY FORCE MAJEURE.

      15.5 Counterparts. This Agreement may be executed and delivered in one or more counterparts and by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      15.6 Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

      15.7 Relationship of the Parties. Purchaser shall conduct its business in the purchase, distribution, marketing, sale, installation, commissioning and provision of services with respect to Enova products hereunder as a principal, for its own account and at its own expense and risk. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agency, or employment relationship between the parties hereto nor shall either party have the right, power, or authority to create any obligation or duty, express or implied, on behalf of the other party. Purchaser shall


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not act or represent itself, either directly or by implication,  as an agent for
Enova and will not attempt to create any obligation, or make any representation, warranty, or covenant that Enova has not specifically authorized in working on behalf, or in the name, of Enova.

      15.8 No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Enova or Purchaser, any rights, remedies or other benefits under or by reason of this Agreement.

      15.9 Notices. All notices or other communications that shall or may be given pursuant to this Agreement, shall be in writing, shall be sent by certified or registered air mail with postage prepaid, return receipt requested, by facsimile, e-mail, reputable overnight or other rapid courier with tracking capabilities, or by hand delivery; provided, however, that if a notice or other communication is sent via facsimile or e-mail, such notice or communication shall also sent by one of the other means of transmittal (with the exception of facsimile or e-mail, as the case may be). Such communications shall be deemed given and received upon delivery if sent by overnight courier or hand delivered, within three business days of mailing, if sent by certified or registered mail, and within the time period set forth above for such method other than facsimile or e-mail if sent by facsimile or e-mail, and shall be addressed to the Parties as set forth in the preamble to this Agreement or such other addresses as the Parties may designate and provide notice of in writing from time to time in accordance with this Section.

      15.10 Waiver. No waiver of any provision of this Agreement or of any rights or obligations of either party hereunder shall be effective unless in writing and signed by the party waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

      15.11 Amendments. This Agreement shall not be modified, amended, or in any way altered except by an instrument in writing signed by the parties hereto.


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       Enova Panther(TM) Propulsion System Product and Services Agreement


IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

ENOVA SYSTEMS, INC.                            PURCHASER


By:  ______________________________            By:  ____________________________

Name: Carl Dean Perry                          Name:

Title:  President & CEO                        Title:  President & CEO


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       Enova Panther(TM) Propulsion System Product and Services Agreement


List of Appendixes

16.1     Appendix 1.  Panther Drive System Products covered by this agreement.

16.2     Appendix 2.  Purchaser Products covered by this agreement.

16.3     Appendix 3.  Development Program Responsibilities, Acceptance Criteria,
                      and Payments and Expenses

16.4     Appendix 4.  Warranty Acceptance Criteria for Purchaser Product

16.5     Appendix 5.  Warranty Labor Flat Rate Schedule

16.6     Appendix 6.  End User Product Warranty

16.7     Appendix 7.  Prices and Other Commercial Terms

16.8     Appendix 8.  Non-Disclosure Agreement

16.9     Appendix 9.  Additional Terms for Development Efforts.

16.10    Appendix 10. Additional Terms for Commercial Production and Additional
                      General Terms.


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       Enova Panther(TM) Propulsion System Product and Services Agreement

                                   Appendix 1

                          Panther Drive System Products

<REDACTED>*


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       Enova Panther(TM) Propulsion System Product and Services Agreement


                                   Appendix 2

                               Purchaser Products

All public transportation vehicles under 30,000 GVWR.

Development program covers the DUALBUS vehicle.


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       Enova Panther(TM) Propulsion System Product and Services Agreement


                                   Appendix 3

  Development Program Responsibilities, Acceptance Criteria, Special Terms, and
                              Payments and Expenses

1.0 Development Program Responsibilities.

      1.1 Joint  Responsibilities.  In  addition  to the joint  responsibilities
described  in  Appendix  9,  the  parties   shall  have  the   following   joint
responsibilities in performing the Development Efforts;

            1.1.1 None

      1.2   Enova   Responsibilities.   Enova   shall,   in   addition   to  the
responsibilities described in Section 1.1 to Appendix 3, do the following:

            1.2.1 Panther Drive System and Other Purchased Deliverables. Enova Shall be responsible for providing to Purchaser material and services as outlined Attachment 1 to Appendix 3 to support the development program and prototype vehicle build.

            1.2.2 Personnel and Equipment. Make available at the Purchaser facility in Via Brolo, 60/62 NAVE BS, Italy, the following personnel and equipment to support the assembly and testing of the Prototype, as will as Engineering and Technical personnel to support vehicle integration and drive system tuning, including appropriate diagnostic tools.

            1.2.3 Consulting Services. Advise Purchaser on the components to be used by Purchaser in the Prototype and incorporate these into the Panther Drive System control system where applicable, and provide support and guidance in the total integration of the Panther Drive System into the Prototype, as needed.

            1.2.4 Training. Provide the following training services to the number of Purchaser personnel at the times and locations specified below:

            <REDACTED>*

            1.2.5 Documentation. Develop and provide to Purchaser in connection with the sale of Panther Drive Systems training, service and repair manuals for the Panther Drive Systems as follows:

            <REDACTED>*

      1.3 Purchaser Responsibilities. Purchaser shall, in addition to the responsibilities described in Section 1.1 to Appendix 3, be responsible for the design of the Prototype and the procurement and assembly of all components for the Prototype, as further specified on Attachment 2 to Appendix 3.

      2.0 Deliverables Schedule. Each party will use reasonable commercial efforts to deliver the products and materials and to perform the services and other obligations within the period specified below:

      Not Applicable, prototype vehicle is already in operation.


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       Enova Panther(TM) Propulsion System Product and Services Agreement


3.0 Acceptance Criteria.

      Not Applicable, prototype vehicle is already in operation

4.0 Special Terms. Special terms that apply to the Development Efforts are set forth in Appendix 9.

None


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                           Attachment 1 to Appendix 3

              Panther Drive System and Other Purchased Deliverables

                      In support of the Development Program

Not Applicable, prototype vehicle is already in operation


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                           Attachment 2 to Appendix 3

                Prototype Components to be Supplied by Purchaser

Not Applicable, prototype vehicle is already in operation


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       Enova Panther(TM) Propulsion System Product and Services Agreement


                                   Appendix 4

               Warranty Acceptance Criteria for Purchaser Product

1 Vehicle Application

      1.1 The Purchaser will submit a technical paper to Enova describing the application. The document shall include:

            1.1.1 Overall description of the product.

            1.1.2 Panther Drive System load profile and drive cycle, including maximum grade, maximum speed, and average power.

            1.1.3 General description of the Panther Drive System installation, including:

            <REDACTED>*

            1.1.4 Product regulatory requirements

            1.1.5 Product safety features and options

            1.1.6 Product monitoring and/or diagnostics

      1.2 Enova review of the technical paper and written approval from Enova will complete this step.

2 Prototype Installation

      2.1 The Purchaser will submit engineering drawings. The drawings will detail:

            <REDACTED>*

      2.2 The Purchaser will submit a specification for the control system and system interface to the Panther Drive System. The specification will include:

            2.2.1 <REDACTED>*

      2.3 Enova review of the drawings and specification and written approval from Enova will complete this step.

3 Installation Approval Inspection

      3.1 At its discretion, Enova will arrange to visit the purchaser and physically inspect the completed installation to ensure that it meets the descriptions and specifications provided above.

      3.2 Written approval of the installation from Enova will complete this step.

4 Beginning of warranty coverage.

      4.1 When the three steps above are completed, the Purchaser's installation is approved and the Enova End User Product Warranty is applicable. Material changes in the installation of Purchaser's installation will require re-approval.

      4.2 Enova will provide written confirmation that the warranty is in effect.


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       Enova Panther(TM) Propulsion System Product and Services Agreement


                                   Appendix 5

                        Warranty Labor Flat Rate Schedule

The following schedule covers the maximum allowed reimbursable labor expenses under warranty for The Panther Drive System and components.

       -----------------------------------------------------------------
       <REDACTED>*                    <REDACTED>*
       -----------------------------------------------------------------
       <REDACTED>*                    <REDACTED>*
       -----------------------------------------------------------------
       <REDACTED>*                    <REDACTED>*
       -----------------------------------------------------------------
       <REDACTED>*                    <REDACTED>*
       -----------------------------------------------------------------
       <REDACTED>*                    <REDACTED>*
       -----------------------------------------------------------------
       <REDACTED>*                    <REDACTED>*
       -----------------------------------------------------------------
       <REDACTED>*                    <REDACTED>*
       -----------------------------------------------------------------

The labor rate will be <REDACTED>*. To calculate the reimbursable labor expense, multiply the replacement time by the labor rate.

This labor rate and replacement time list is valid for orders placed by December 31, 2001. A new labor rate and replacement time list will be provided no later than December 15th of each year for the following year.


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                                   Appendix 6

                            End User Product Warranty

Enova Panther(TM) Propulsion System Warranty

Terms of Coverage:

      1. Users. Enova Systems, Inc. ("Enova") provides the following warranty for the Panther(TM) Propulsion Systems and for the optional parts and systems available for the Panther(TM) Propulsion Systems,
            <REDACTED>*. This warranty applies to the first user only during the warranty period and is not transferable.

      2. Coverage. Enova warrants that any standard part of the Panther(TM) Propulsion System and any optional part or system (as defined below), that is properly installed and operated per the specifications provided by Enova, and found by Enova under normal use and service to malfunction during the warranty period, solely as a result of defects in materials or workmanship, will be repaired or replaced, at Enova's option. This coverage includes <REDACTED>*. Warranty coverage will only become effective upon completion of a Warranty Acceptance Criteria Checklist covering the specific application.

      3. Panther(TM)Propulsion System Parts. Parts covered by this warranty include <REDACTED>*, and any optional parts or systems manufactured or supplied by Enova. Without limitation of the foregoing, excluded are any optional parts or accessories or interface controls manufactured or purchased by others to meet customer installation requirements.

      4. Warranty Period. The "Warranty Period" begins on the date the parts are shipped to the customer and <REDACTED>*, whichever comes first.

      5.    Panther(TM)  Propulsion  System  Replacement  Part Warranty  Period.
            Panther(TM) Propulsion System parts supplied by Enova under this warranty for replacement or repair of any workmanship or material defect will carry a Warranty Period that is equal to the remaining Warranty Period and Coverage of the Original Panther Drive System parts.

      6. Repairs Under Warranty. All repairs under this warranty must be conducted by <REDACTED>*. During the warranty period, any use of or substitution of parts other than Panther(TM) Propulsion System parts supplied or approved by Enova will void the warranty. All claims under this warranty must be made to the <REDACTED>* of the malfunction of the Panther Drive System. All parts replaced under this warranty shall become the property of Enova.

      7.    Exclusions to Warranty.

            a. Internal Combustion Engines used as part of internal combustion hybrid systems. Enova will make reasonable efforts to arrange a pass through of the original manufacturers warranty terms and conditions.

            b. Turbine Generator sets used as part of turbine hybrid propulsion systems. Enova will make reasonable efforts to arrange a pass through of the original manufacturers warranty terms and conditions.

            c. Fuel Cell Power Systems used as part of fuel cell hybrid propulsion systems. Enova will make reasonable efforts to arrange a pass through of the original manufacturers warranty terms and conditions.


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       Enova Panther(TM) Propulsion System Product and Services Agreement


            d. Traction Batteries used in pure electric and hybrid electric propulsion systems. Enova will make reasonable efforts to arrange a pass through of the original manufacturers warranty terms and conditions.

            e. Connectors and Receptacles used to complete the vehicle to charger connection for Rapid Charging systems (power levels in excess of 6.6kW). Enova will make reasonable efforts to arrange a pass through of the original manufacturers warranty terms and conditions.

            f. Firmware and software used for operation and maintenance reporting. Notwithstanding the foregoing, Enova will make reasonable efforts to resolve firmware or software problems.

            g. Parts and labor for repairs that are due to shipping damage, vandalism, accidents, misuse, misapplication, storage damage, acts of God or nature, negligence, or modification to products that are not authorized in writing by Enova.

            h. Parts and labor for repairs to parts or components that are not manufactured <REDACTED>*.

            i. Parts and labor for routinely scheduled maintenance or repairs that result from <REDACTED>*.

            j. Parts and labor and any costs to investigate problems and/or repair products that are caused by any operation of the product outside the operating specifications defined by Enova. Without limitation of the foregoing, specifically excluded is damage caused by power quality disturbances (sags, surges and harmonics) in grid connected operation, and operation of the Gas Compression System outside the pressure and temperature specifications provided by Enova.

            k. Any incidental or consequential damages or expenses that the owner or user may incur as a result of a malfunction or failure covered by this warranty.

      8. Other Exclusions. Parts and labor reimbursement by Enova is the only remedy to owners and users under this warranty. Enova does not authorize any person or party to assume or create for it any other obligation or liability in connection with the products or any part of the products. Enova's warranties shall not be enlarged by, nor shall any obligation or liability of Enova arise due to, Enova providing technical advice, facilities, or service in connection with any Product or Contract.

      9. THIS WARRANTY IS THE EXCLUSIVE AND ONLY WARRANTY FOR ENOVA PANTHER PROPULSION SYSTEMS. ENOVA SYSTEMS MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT. ENOVA SYSTEMS SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.


                                    24 of 32

                                                        Contract Number 11072001

                                   Appendix 7

                        Prices and Other Commercial Terms

1. Prices.

      <REDACTED>*

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       Enova Panther(TM) Propulsion System Product and Services Agreement


<REDACTED>*


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                                                        Contract Number 11072001


2. LEAD TIME

The lead-time for delivery of Panther Drive Systems under a Purchase Order shall be <REDACTED>* from the date of Purchase Order submission.

3. RESCHEDULE AND CANCELLATION TERMS

Orders scheduled for delivery at or within <REDACTED>* of the committed date may not be rescheduled. A charge of <REDACTED>* of the purchase price may be made to Purchaser for non-acceptance of delivery.

Orders  scheduled  for  delivery  between  <REDACTED>*  and  <REDACTED>*  may be
<REDACTED>*, but not beyond <REDACTED>* of the originally scheduled ship date.

Orders scheduled for delivery at or within<REDACTED>* of the request may not be canceled. A charge of <REDACTED>* of the purchase price may be made to Purchaser for non-acceptance of delivery.

Orders scheduled for delivery between <REDACTED>* may be canceled at a charge to Purchaser based upon <REDACTED>*, and any cancellation charges assessed to Enova by its vendors.

Purchaser must notify Enova in writing with the cancellation request.

Orders scheduled for delivery beyond <REDACTED>* may be canceled or rescheduled as requested.

This price list is valid for orders placed by December 31, 2001. A new price list will be provided no later than December 15th of each year for the following year.


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       Enova Panther(TM) Propulsion System Product and Services Agreement


                                   Appendix 8

                            Non-Disclosure Agreement

Enova Systems, a corporation organized under the laws of California and and Eco Power Technology, an Italian Company, desire to explore certain possible business transactions and in facilitating that, it is understood and agreed that certain business and trade information which the parties deem confidential may be provided or disclosed by one to the other:

In consideration of the receiving party being granted access or continued access to such information, it is agreed as follows:

      1. "INFORMATION" shall mean any information, technical data or know-how relating to the business, services or products of the disclosing party or a third party, including without limitation any research, products, services, developments, inventions, processes, techniques, designs, components, parts, documents, drawings, electronic files, data sketches, plans, programs, specifications, software, and/or distribution, engineering, marketing, financial, merchandising, sales, and salary information and/or other materials (hereinafter collectively referred to as "INFORMATION") which is disclosed by such party or on its behalf, before or after the date hereof, to the other party or its employees or agents, directly or indirectly, in writing, orally, electronically, or by drawings or inspection. "INFORMATION" does not include information, technical data or know-how which the receiving party establishes:
(i) is already published or available to the public other than by a breach of this Agreement or any confidentiality obligation owed to the disclosing party;
(ii) is rightfully received from a third party without, and not in breach of, any obligation of confidentiality; (iii) is independently developed by personnel or agents of the receiving party without access to the INFORMATION of the other;
(iv) is known to the receiving party at the time of disclosure without an obligation of confidentiality; or (v) is produced in compliance with applicable law or a court order, provided that the receiving party first gives the disclosing party reasonable notice of such law or order and gives the disclosing party opportunity to oppose and/or attempt to limit such production.

      2. The receiving party shall hold in trust and confidence, and not disclose to others, by any means, any and all INFORMATION disclosed under this Agreement. INFORMATION may be used by the receiving party only for the purpose of considering or pursuing a business relationship or business transaction with the disclosing party. The receiving party may disclose INFORMATION received under this Agreement to persons within its organization who have a need to know such information and only if such persons are bound in writing (pursuant, for example to a general employee non-disclosure agreement protecting third party confidential information as well as the employer's confidential information) to protect the confidentiality of such INFORMATION. The receiving party further agrees it shall take the same measures, but no less than reasonable security measures, and use the same care, but no less than a reasonable degree of care, to preserve and protect the secrecy of, and to avoid disclosure or unauthorized use of, the disclosing party's INFORMATION as it uses with its own information of similar importance. With respect to tangible materials constituting INFORMATION the receiving party agrees not to analyze any such materials for composition or structure.

      3. Title to all property received by the receiving party from the disclosing party, including all INFORMATION, shall remain at all times the sole property of the disclosing party, and this Agreement shall not be construed to grant to receiving party any licenses or similar rights to such property or INFORMATION (including all intellectual property) disclosed to the receiving party hereunder. Nothing in this Agreement shall limit or restrict the rights of the disclosing party to assert infringement or other intellectual property claims against the receiving party or to impose on either party any obligation to disclose any INFORMATION or to purchase or sell any products.


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      4. The receiving party shall,  upon request of the disclosing  party:  (i)
return to the disclosing party all documents, drawings, equipment and other tangible materials, including all INFORMATION and all manifestations thereof, delivered to the receiving party under this Agreement, and all copies and reproductions thereof; and (ii) certify to the disclosing party that all such INFORMATION has been returned.

      5. The receiving party's duties under Section 2 of this Agreement expire with respect to any particular item of INFORMATION five years after the date of disclosure hereunder to the receiving party, or three years after the expiration or termination of the relationship between the parties to this Agreement, whichever is later.

      6. The parties further agree to the following terms and conditions:

            (a) Neither party shall without the prior written consent of the other party disclose to a third party any aspect of the commercial relationship between the parties including, but not limited to, pricing, items or quantities offered or sold, payment terms, production methods or schedules, delivery locations and means and suppliers. Each party agrees not to issue any press release or make any statement on the Internet, America on Line, CompuServe, Prodigy or any other public electronic network, or to any analysts or reporters concerning the other party or its products or services, without the other party's prior written authorization.

            (b) Receiving party shall adhere to the U.S. Export Administration Laws and Regulations and shall not export or re-export any technical data or products received from the disclosure or the direct product of such technical data to any proscribed countries.

            (c) Any breach by the receiving party of its obligations under this Agreement will result in irreparable injury to the disclosing party for which damages and other legal remedies will be inadequate. In seeking enforcement of any of these obligations, the disclosing party will be entitled (in addition to other remedies) to preliminary and permanent injunctive and other equitable relief.

            (d) If any provision of this Agreement is invalid or unenforceable, then such provision shall be construed and limited to the extent necessary, or severed if necessary, in order to eliminate such invalidity or unenforceability, and the other provisions of this Agreement shall not be affected thereby.

            (e) No delay or omission by either party in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

            (f) This Agreement shall be binding upon and will inure to the benefit of the parties hereto, and their respective successors and assigns.

            (g) This Agreement is governed by and will be construed in accordance with the laws of the State of California, and the state and federal courts of California shall be the exclusive forum.

            (h) This Agreement supersedes all prior agreements, written or oral, between the disclosing party and receiving party (or their respective predecessors in interest) relating to the subject matter of this Agreement. This Agreement may not be amended except by an agreement in writing signed by both parties that specifically refers to this Agreement.

Eco Power Technology                        ENOVA SYSTEMS


By:_______________________________          By:_______________________________

                                            Carl Dean Perry

Date:_____________________________          Date:_____________________________


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                                   Appendix 9

                    Additional Terms for Development Efforts

The following provisions pertain solely to the Development Efforts and supersede any different or inconsistent provisions elsewhere in the Agreement, including those in Appendix 10.

1.0 Development Program Responsibilities.

      1.1 Joint Responsibilities. In performing the Development Efforts, each party shall

            1.1.1 Cooperate and collaborate fully with the other and use their commercially reasonable efforts to develop the Prototype;

            1.1.2 Devote such amount of materials, number of personnel and other physical and available financial resources as shall reasonably be required to complete the development of the Prototype within the time-frame specified in this Agreement;

            1.1.3 Keep the other party timely informed of (i) the progress of the development of Prototype or part thereof that such party is separately undertaking, and (ii) immediately communicate to the other party all material matters relating to or arising from the development of Prototype or part thereof; including but not limited arranging and attending quarterly business and technical review meetings;

            1.1.4 Conduct collaboration and review meetings on a regular basis and upon the reasonable request of the other party; and

            1.1.5 Upon the reasonable request of the other party, disclose, pursuant, and subject, to this Agreement, such information as shall reasonably be required by each party to complete the development of the Prototype.

            1.1.6 Perform such other joint responsibilities as may be described in Appendix 3.

2.0 Warranty Disclaimer. EACH PARTY ACKNOWLEDGES TO THE OTHER THAT THE DEVELOPMENT EFFORTS ARE EXPERIMENTAL IN NATURE AND THAT NO WARRANTY IS PROVIDED FOR THE SERVICES OR THE PRODUCTS AND MATERIALS PROVIDED HEREUNDER. WITHOUT LIMITATION, EACH PARTY DISCLAIMS, TO THE EXTENT PERMITTED BY LAW, ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

3.0 Intellectual Property Rights and Work Product Ownership.

      3.1 Intellectual Property Rights Defined. For purposes of this Agreement, "Intellectual Property Rights" means a party's intellectual property and proprietary rights, however characterized, including, but not limited to ideas, processes, techniques, inventions, formulas, technologies, know-how, data, discoveries, works of authorship, copyrightable works, patent rights, trade secret rights, copyright rights, trademark rights, service mark rights, and any enhancements, improvements, derivative works, and other derivations thereof
(whether now in existence or hereafter developed, invented or otherwise derived).

      3.2 Ownership of Intellectual Property Rights. Each party shall retain ownership of all its pre-existing Intellectual Property Rights notwithstanding their disclosure and use hereunder. To the extent that Development Efforts result in the creation of new Intellectual Property Rights, Purchaser shall own all new Intellectual Property Rights relating to the Prototype (excluding those relating to the Panther Drive System but including the unique data, if any, concerning the interface of the drive system to the


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       Enova Panther(TM) Propulsion System Product and Services Agreement


Prototype) and Enova shall own all new Intellectual Property Rights relating to electric and hybrid drive systems, including, without limitation, the Panther Drive Systems. To the extent that a new Intellectual Property Right is created that cannot be described by the foregoing sentence, it shall be jointly owned with no obligation to account to the other party therefor.

      3.3 Materials and Work Product. Except for items described in Section 5.0 to Appendix 3, which Purchaser is to purchase in connection with the Development Efforts and which shall become the property of Purchaser upon payment therefor, all materials and equipment that a party uses in connection with the Development Efforts and all work product produced a party during the course of the Development Efforts shall remain the sole and exclusive property of that party.

4.0 Payments and Expenses.

      4.1 Expenses. Except as otherwise specified below or in Appendix 3, Purchaser shall be responsible for all expenses incurred by it in connection with  the  Development  Efforts,  including,  without  limitation,  the  travel, lodging, and living expenses of Purchaser personnel traveling to Enova facilities, and Enova shall be responsible for all expenses incurred by it in connection with the Development Efforts, including, without limitation, the travel, lodging, and living expenses of Enova personnel traveling to Purchaser facilities.

            4.1.1 Panther Drive System. Purchaser will pay the amount specified in Appendix 3 for any Panther Drive System, parts, or equipment to be purchased at the prices set forth in Appendix 3.

            4.1.2 Training and Technical Materials. Purchaser will pay Enova's cost, plus ten percent (10%) for training and technical materials that Enova delivers to Purchaser for use by Purchaser personnel in connection with the Development Efforts.

      4.2 Freight and Taxes. The foregoing price is inclusive of shipping and insurance to Purchaser's designated facility, but does not include any taxes, fees, duties or assessments incurred by either party in connection with the purchase, shipment and delivery of the Panther Drive System, all of which shall be paid by Purchaser (except for those imposed on Enova for the income received in the sale).


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                                   Appendix 10

                   Additional Terms for Commercial Production
                                       and
                            Additional General Terms

The following provisions amend and modify the provisions of the Agreement except for those relating to the Development Efforts and supersede any inconsistent provisions therein.

1.0 Exclusivity and duration terms of this Agreement are modified to include the following:

1.1   <REDACTED>*

            1.2 Purchaser will exclusively use the Panther 120kW line of drive systems in all of their electric and hybrid-electric vehicle applications of the vehicle class covered by this agreement. Such rights will include all system improvements, developments, and derivations.

2.0   Termination terms of this Agreement are modified to include the following:

            2.1 This Agrement between Enova and Purchaser can be terminated by either party based upon the commercial success of the resulting production transit bus.

            2.2 ENOVA can terminate this agreement if Purchaser fails to meet the requirements of a sub-distributor of <REDACTED>*, as specified in paragraph 3.0 below

3.0 Upon execution of this Agreement, Purchaser will become a sub-distributor of the <REDACTED>*. As a sub-distributor, Purchaser will ensure that, through its action or inaction, is does not cause ENOVA to violate the terms and conditions of its <REDACTED>*. Further, Purchaser will comply with all requirements of Section 4, Field Service Requirements and Authorized Service Provider ("ASP") Appointment contained in the
      <REDACTED>*.  A reference copy available upon written request.  Failure to meet the requirements


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